CIRUS TELECOM, INC.
                        (FORMERLY DMS ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                        FOR THE PERIOD DECEMBER 11, 2000
                    (DATE OF INCEPTION) TO DECEMBER 31, 2000

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                               CIRUS TELECOM, INC.
                        (FORMERLY DMS ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

    FOR THE PERIOD DECEMBER 11, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000



                                TABLE OF CONTENTS



Independent Auditors' Report                                                1

Financial Statements

   Balance Sheet                                                            2

   Statement of Operations and Accumulated Deficit                          3

   Statement of Cash Flows                                                  4

   Notes to Financial Statements                                           5-6



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FRIEDMAN                                               1700 BROADWAY
ALPREN &                                               NEW YORK, NY 10019
GREEN LLP                                              212-582-1600
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS           FAX 212-265-4761
                                                       www.nyccpas.com





                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




TO THE STOCKHOLDERS OF CIRUS TELECOM, INC.
   (FORMERLY DMS ACQUISITION CORP.)


         We have audited the accompanying balance sheet of CIRUS TELECOM, INC. (formerly DMS Acquisition Corp.) (a development stage company) as of December 31, 2000, and the related statements of operations and accumulated deficit and cash flows for the period December 11, 2000 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIRUS TELECOM, INC. (formerly DMS Acquisition Corp.) (a development stage company) as of December 31, 2000, and the results of its operations and its cash flows for the period December 11, 2000 (date of inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.



/s/ FRIEDMAN ALPREN & GREEN LLP


January 31, 2001, except for Notes 1a and 3, as to which the date is February 9, 2001

                               CIRUS TELECOM, INC.
                        (FORMERLY DMS ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                DECEMBER 31, 2000



                                     ASSETS

Current assets                                                         $    -0-
                                                                       ========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
   Due to stockholder                                                  $ 15,712
                                                                       --------

Stockholders' deficiency
   Common stock, $.001 par value; 1,000 shares
     authorized, issued and outstanding                                       1
   Additional paid-in capital                                                99
   Stock subscription receivable                                           (100)
   Deficit accumulated during the development stage                     (15,712)
                                                                       --------

                                                                        (15,712)
                                                                       --------

                                                                       $     -0-
                                                                       =========


The accompanying notes are an integral part of these financial statements.

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                               CIRUS TELECOM, INC.
                        (FORMERLY DMS ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

    FOR THE PERIOD DECEMBER 11, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000




Revenues                                                               $     --
                                                                       --------

General and administrative expenses
   Professional fees                                                     11,000
   Travel                                                                 3,930
   Entertainment                                                            331
   Office                                                                   451
                                                                       --------
                                                                         15,712
                                                                       --------

Net loss, and accumulated deficit, end of period                       $(15,712)
                                                                       ========

Basic and diluted net loss per share, based on 10,000,000
   equivalent common shares outstanding (Note 1C)                      $    (--)
                                                                       ========



The accompanying notes are an integral part of these financial statements.

                               CIRUS TELECOM, INC.
                        (FORMERLY DMS ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

    FOR THE PERIOD DECEMBER 11, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000




Cash flows from operating activities
   Net loss                                                            $(15,712)
   Change in liabilities
     Due to stockholder                                                  15,712
                                                                       --------

Net increase in cash, and cash, end of period                          $    -0-
                                                                       ========




The accompanying notes are an integral part of these financial statements.

                               CIRUS TELECOM, INC.
                        (FORMERLY DMS ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS




1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   General:

          DMS Acquisition Corp. ("DMS" or the "Company") was incorporated on December 11, 2000 in the state of Delaware to operate as a wholesale provider of long distance and telecommunication services. On February 9, 2001, following the consummation of a merger, DMS, the surviving company, changed its name to Cirus Telecom, Inc. The Company operates with a September 30 fiscal year.

     B.   Use of Estimates:

          Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

     C.   Loss Per Share:

          Basic and diluted loss per share has been computed by dividing the loss by the equivalent number of common shares outstanding acquired in the February 2001 merger (see Note 3C). During the period ended December 31, 2000, basic and diluted loss per share was less than $.01.


2 - STOCKHOLDERS' EQUITY

          The Company has accepted four stock subscriptions aggregating 1,000 common shares as follows: Amar Bahadoorsingh - 250 shares; Hansa Capital Corp., a company owned by Mr. Bahadoorsingh's father - 250 shares; 9278 Communications, Inc. ("9278"), a company which sells telephone cards to small retail establishments and distributors - 270 shares; and Universal Network Solutions, Inc., a company owned by Kashif Syed, whose brother is an officer of 9278 - 230 shares (see Note 3C).


                                  (Continued)

                               CIRUS TELECOM, INC.
                        (FORMERLY DMS ACQUISITION CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS




3 - SUBSEQUENT EVENTS

     A.   Distribution Agreement:

          On February 6, 2001, the Company entered into an agreement to sell 9278 long distance and telecommunications services relative to prepaid calling cards for a period of two years, with an optional one-year renewal. The agreement contemplates minimum monthly fees of $2,000,000, subject to the user's best efforts, the Company's service capacity and competitive pricing structure.

     B.   Employment Agreements:

          In January 2001, DMS entered into two-year employment agreements with its two principal officers. The agreements provide for compensation aggregating $198,000 for the first year and $240,000 for the second year, plus bonuses at the discretion of the board.

     C.   Merger:

          On February 9, 2001, DMS, in a reverse acquisition, merged with Capital One Venturers Corp. ("Capital One"), a company listed on the NASDAQ Bulletin Board. DMS exchanged all of its shares for 10,000,000 new common shares of Capital One. Such shares are restricted as to subsequent transfer for a period of twelve months. Capital One and 9278 have certain common minority shareholder interests.

          A condition to the merger was the private placement by Capital One of a minimum of 750 preferred shares, $1,000 par and liquidation value, redeemable by the issuer within one year at $1,250 and convertible at the holder's option, after 30 days, at 75% of the common stock's average market price for the ten immediately prior trading days. On February 7, 2001, a total of 850 such preferred shares were sold.

     D.   Proposed Change to Capital Structure:

          The Company plans to seek shareholder approval for an increase in authorized capital to 100,000,000 common shares and a three-for-one forward split of its issued common shares.